UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2019

NORTHERN OIL AND GAS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-33999	95-3848122
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Carlson Parkway, Suite 990 Minnetonka, Minnesota	55305
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code   (952) 476-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Item 5.08.    Shareholder Director Nominations.
To the extent applicable, the information in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.08.
Item 8.01.    Other Events.
On February 28, 2019, the Board of Directors of Northern Oil and Gas, Inc. (“the Company”) established May 23, 2019 as the date of the Company’s 2019 annual meeting of stockholders (the “2019 Annual Meeting”). The exact time and location of the 2019 Annual Meeting are yet to be determined and will be specified in the Company’s proxy statement for the 2019 Annual Meeting.
The date of the 2019 Annual Meeting represents a change of more than 30 calendar days from the anniversary of the previous year’s meeting. Any stockholder proposals intended to be presented, and any nominations of person for election as directors, at the 2019 Annual Meeting must meet all of the relevant requirements of the Company’s bylaws and be received by the Company at its principal executive offices identified on the cover page to this report no later than March 10, 2019.
The Company’s proxy statement for the 2019 Annual Meeting will announce when written notice from a stockholder interested in nominating a candidate for election as a director of the Company or bringing other business before the 2020 annual meeting of stockholders must be received by the Company to be included in the proxy statement for that meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2019	NORTHERN OIL AND GAS, INC. By /s/ Erik J. Romslo Erik J. Romslo Executive Vice President, General Counsel and Secretary